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                                                                   EXHIBIT 10(h)
                   THE 1997 TELEX COMMUNICATIONS GROUP, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN


                                   ARTICLE I
                                    PURPOSE

     The purpose of The 1997 Telex Communication Group, Inc. Amended and Restated Stock Option Plan is to foster and promote the long-term financial success of the Company and to increase materially stockholder value by (a) motivating superior performance by participants in the Plan, (b) providing participants in the Plan with an ownership interest in the Company and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.


                                   ARTICLE II
                                  DEFINITIONS

     2.1 Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" means an Affiliate as defined in the Merger
    Agreement.

         (b) "Alternative Option" has the meaning given in Section 8.2.

         (c) "Beneficiary" means the person(s) designated by a Participant in writing to the Board or, if none are so designated or living at the time of the Participant's death, the person(s) and/or trust(s) by will or the laws of descent and distribution or the estate or personal representative entitled to receive the benefits specified under this Plan in the event of the Participant's death.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Cause" has the meaning specified in the Stockholders Agreement (as defined below).

         (f) "Change in Control" means the occurrence of any of the following events:

             (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended), other than any stockholder of the Company immediately after giving effect to the Merger, or any Affiliate of any such stockholder, of 50% or more of the combined voting power of the Company's then outstanding voting securities;

             (ii) if at any time after the initial public offering of Common Stock of the Company, (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose GSCP, is or becomes the Beneficial Owner of more than thirty-five percent (35%) of the total voting power of the Company or of Telex, (B) GSCP beneficially owns a lesser percentage of the voting power of the Company or of Telex and (C) GSCP does not have the right or ability by voting power, contract or otherwise to elect or

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        designate a majority of the Board of the Company or Telex or the
        Board of Directors of such corporation in Control;

             (iii) if after the initial public offering of the Common Stock of the Company, a change in the composition of the Board or the Company occurs during any period of two consecutive years such that the directors who were in office at the beginning of the period cease to constitute at least a majority of the Board of the Company or Telex, as the case may be, unless the election of an individual by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (66-2/3%) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved; or
        (iv) more than 65% of the total value of the assets of the Company and its subsidiaries are sold and the acquiror of such assets is not GSCP, or an Affiliate of GSCP.

         (g) "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Board if any part of such price is payable other than in cash).

         (h) "Code" means the Internal Revenue Code of 1986, as amended. References to Sections of the Code shall be deemed to refer to such Sections as in effect on the date this Plan is adopted as such Sections may, from time to time, be amended.

         (i) "Common Stock" means the Common Stock, par value $.0005 per share, of the Company.
         (j) "Company" means Telex Communications Group, Inc., a Delaware corporation, and its successors and assigns.

         (k) "Control" of a corporation means the direct or indirect ownership of 50% or more of the voting power, and of a partnership or limited liability company means the direct or indirect ownership of 50% or more of the combined voting power of the Company's outstanding voting securities.

         (l) "Determination Date" means the date as of which the Fair Market Value of the Common Stock is to be determined pursuant to the Plan or the applicable Option Agreement.

         (m) "Disability" has the meaning specified in the Stockholders
    Agreement.

         (n) "Effective Date" means, May 6, 1997, the date on which the Effective Time of the Merger occurs.

         (o) "Employee" means any executive, senior officer or other key employee of the Company or any Subsidiary.

         (p) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (q) "Fair Market Value" means, (x) as of any Determination Date prior to an Initial Public Offering, the fair market value per share of Common Stock based on the Valuation Formula most recently established prior to such Determination Date pursuant to Section 4 of the Stockholders Agreement, and (y) as of any Determination Date after an Initial Public Offering, the fair market value per share of Common Stock specified in Section 4 of the Stockholders Agreement.


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         (r) "Good Reason" has the meaning specified in the Stockholders
    Agreement.

         (s) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

         (t) "GSCP" means Greenwich Street Capital Partners, Inc. and its Affiliates.

         (u) "Initial Option Grants" means the Option grants described in
    Section 6.2.

         (v) "Initial Public Offering" has the meaning specified in the Stockholders Agreement.

         (w) "Merger" means the merger provided for under the Merger
    Agreement.

         (x) "Merger Agreement" means the Recapitalization Agreement and Plan of Merger, dated as of March 4, 1997, by and among Greenwich II, LLC, a Delaware limited liability company ("Parent"), GST Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, and the Company, pursuant to which the Purchaser will merge with and into the Company, with the Company being the Surviving Corporation of such Merger.

         (y) "New Employer" means the Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

         (z) "Option" means an option, granted to a Participant hereunder to purchase one share of Common Stock at a price determined in accordance with the Plan and on the terms and conditions set forth hereunder. Options shall not be incentive stock options within the meaning of Section 422 of the Code.

         (aa) "Option Agreement" means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder.

         (bb) "Participant" means any Employee who has been granted an Option pursuant to the Plan.

         (cc) "Plan" means this 1997 Telex Communications Group, Inc. Amended and Restated Stock Option Plan, as the same may be amended from time to time.

         (dd) "Retirement" means normal or early retirement under a retirement plan maintained by the Company or its Subsidiaries in which the Participant participates, or if the Participant does not participate in any such plan, then voluntary termination of employment by the Participant under circumstances in which he or she would be entitled to normal or early retirement under the Company's Employees' Pension Plan if the Participant were an employee of the Company eligible to participate in such plan taking into account service with the Company or the Subsidiary as service under such plan.

         (ee) "Rollover Options" means the Rollover Options as defined in the Merger Agreement.

         (ff) "Stockholders Agreement" means the Stockholders and
    Registration Rights Agreement of Telex Communications Group, Inc., dated as of March 4, 1997, as amended and restated as of May 6, 1997.

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         (gg) "Subsidiary" means any corporation or other entity a
    majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         (hh) "Telex" means Telex Communications, Inc.

         (ii) "Valuation Formula", in the case of any Option holder, has the meaning specified in the Stockholders Agreement. For the avoidance of doubt, for purposes of the Plan and such Stockholders Agreement, in determining the number of vested options granted under the Company's 1998 Performance Stock Option Plan that are deemed to be exercisable as of any date of determination prior to the occurrence of an Exit Event for the purposes of such Valuation Formula, GSCP's IRR (as defined in such 1998 Performance Stock Option Plan) shall be determined as if GSCP realized its entire investment based on the value of the Company as of such date of determination, and after giving effect to any such Options that are so deemed to be exercisable, as determined in good faith by Greenwich Street Capital Partners, Inc. and certified to the Board by Greenwich Street Capital Partners, Inc.

         (jj) "Vested Option" means any Option, including Rollover Options, which pursuant to the Plan or any Option Agreement is immediately exercisable, but shall not mean any option granted under any other option plan of the Company.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be those Employees (other than the Chief Executive Officer) recommended by the Chief Executive Officer of the Company and approved by the Board to participate in the Plan. The Chief Executive Officer's participation in the Plan shall be designated by the Board. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.


                                   ARTICLE IV
                              POWERS OF THE BOARD

     4.1 Power to Grant. The Board shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all options granted to Participants, provided that nothing in the Plan shall limit the right of the members of the Board who are also employees to receive awards hereunder.
     4.2 Administration. The Board shall be responsible for the administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. Subject to the terms of the Plan, the Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

     4.3 Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and

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performed by any duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.


                                   ARTICLE V
                            OPTIONS SUBJECT TO PLAN

     5.1 Number. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of shares of Common Stock subject to Options granted under the Plan (excluding all shares subject to the Rollover Options) may not exceed 267,728 shares of the Company's Common Stock. The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock not reserved for any other purpose.

     5.2 Cancelled, Terminated or Forfeited Options. Any shares of Common Stock subject to an Option which for any reason is cancelled, terminated or otherwise forfeited, in whole or in part, without having been exercised, shall again be available for grant under the Plan to the extent so canceled, terminated or otherwise forfeited.

     5.3 Adjustment in Capitalization. The number and class of shares of Common Stock available for issuance upon exercise of Options granted under the Plan, and the number, class and exercise price of any shares of Common Stock subject to outstanding Options, may be adjusted by the Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares or similar transaction or any liquidation or dissolution of the Company.


                                   ARTICLE VI
                                TERMS OF OPTIONS

     6.1 Grant of Options. The Board may provide that different terms apply to Options granted to the same or different Participants on the same Grant Date or to the same Participant on different Grant Dates. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price for each share of Common Stock which may be purchased pursuant to such Option, the vesting schedule for, and the duration of, such Option and such other terms consistent with the Plan as the Board shall determine.

     6.2  Initial Option Grants.

         (a) Number of shares. Options to purchase 228,042 shares of Common Stock issuable under the Plan shall be granted to Participants selected by the Board at such time or times as determined by the Board. By adopting this Plan, the Board hereby grants, effective as of the Effective Time and subject to the applicable terms hereof, Initial Option Grants to the Participants set forth in the attached Option Agreements, in the applicable amounts and having the applicable vesting schedules as set forth in such Option Agreements.

         (b) Exercise Price. The exercise price per share of Common Stock purchased upon the exercise of each Initial Option Grant granted as of the Effective Date shall be $7.98 per share. The exercise price per share of Common Stock purchased upon the exercise of each Initial Option Grant granted after the Effective Date shall be the Fair Market Value of a share of Common Stock on the Grant Date.

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         (c)  Exercise of Options.  An Initial Option Grant shall vest and become exercisable in accordance with the vesting schedule set forth in each Participant's Option Agreement; provided that no portion of any Initial Option Grant shall vest or become exercisable on or after the date on which the holder thereof ceases to be employed by the Company or a Subsidiary.

     6.3  Special Service Option Grants.

         (a) Number of Shares. (i) Options to purchase 39,696 shares of Common Stock issuable under the Plan shall be granted to Participants selected by the Board at such time or times as determined by the Board. By adopting this Plan, as amended and restated, the Board hereby grants Special Service Option Grants to the Participants set forth in the attached Option Agreements in the applicable amounts set forth in such Option Agreements. No additional Special Service Options shall be available for grant.

         (b) Exercise price. The exercise price per share of Common Stock purchased upon the exercise of a Special Service Option Grant shall be equal to $7.98 per share.

         (c) Exercise of Options. Special Service Option Grants shall be fully vested and exercisable upon grant.

     6.4 Term of Options. Notwithstanding any other Plan provision, no portion of any Option shall be exercisable for more than 10 years after the Grant Date.

     6.5 Payment. The Board shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. If so determined by the Board in its sole discretion at or after the Grant Date, the exercise price of any Options may be paid in full or in part in the form of shares of Common Stock of the Company already owned by the Participant, based on the Fair Market Value of such Common Stock on the date of exercise or at such time as shall be set forth in the Option Agreement. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof. Notwithstanding the foregoing, the Company may, with the consent of a Participant, in lieu of issuing shares of Common Stock upon the exercise of any Option, return to the Participant any payment tendered to exercise the Option and pay the Participant an additional amount in cash equal to the product of (i) the excess of (x) the Fair Market Value of the Option over (y) the per share exercise price of the Option being exercised times (ii) the number of shares as to which the Participant has exercised the Option.

     6.6 Stockholders Agreement. The Company and the Participant shall be subject to and have the rights and obligations which are set forth in the Stockholders Agreement. Following any termination of the Participant of a type referred to in Section 2.1 of the Stockholders Agreement, any Vested Options held by such Participant shall remain exercisable until the tenth anniversary of the Grant Date.


                                  ARTICLE  VII
                           TERMINATION OF EMPLOYMENT

     7.1 Special Termination. Unless otherwise determined by the Board at or after the Grant Date and except as provided herein, in the event that a Participant's employment with the Company and the Subsidiaries terminates due to (i) the Participant's death or (ii) the Participant's

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Disability (each a "Special Termination") then, subject to Section 6.6, any
Vested Options shall remain exercisable, solely until the first to occur of (x) the first anniversary of the Participant's termination of employment or (y) the expiration of the term of the Option. Except as provided herein, any Options held by the Participant that are not vested and exercisable at the date of the Participant's termination shall terminate and be cancelled immediately and, upon such termination, any Options described in the preceding sentence that are not exercised (or repurchased pursuant to the Stockholders' Agreement) within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.

     7.2 Termination for Cause. Unless otherwise determined by the Board at or after the Grant Date, in the event that a Participant's employment with the Company and the Subsidiaries is terminated for Cause, any Options held by such Participant (other than Rollover Options and whether or not then vested and exercisable) shall terminate and be cancelled immediately upon such termination of employment.

     7.3 Other Termination of Employment. Unless otherwise determined by the Board at or after the Grant Date and except as provided herein, in the event that a Participant's employment with the Company and the Subsidiaries terminates (i) due to Retirement; (ii) voluntarily; or (iii) involuntarily for any reason other than a Special Termination or for Cause, any Options held by such Participant that are vested and exercisable as of the date of such termination shall, subject to Sections 6.6 and 10.11, remain vested and exercisable for a period of 90 days (or, if shorter, during the remaining term of the Options). Except as provided herein, any Options held by the Participant that are not exercisable at the date of the Participant's termination of employment shall terminate and be cancelled immediately upon such termination, and any Options described in the preceding sentence that are not exercised (or repurchased pursuant to the Stockholders' Agreement) within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.


                                  ARTICLE VIII
                               CHANGE IN CONTROL

     8.1 Accelerated Exercisability and Payment. Unless the Board shall otherwise determine in the manner set forth in Section 8.2, in the event of a Change in Control, each Option (whether or not then vested and exercisable) shall be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Option.

     8.2 Alternative Options. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer, provided that any such Alternative Option must:

         (a) provide the Participant that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule, identical or better timing and methods of payment, and the rights and entitlements set forth in the Stockholders Agreement;

         (b) have substantially equivalent or better economic value to such Option (determined in good faith by the Board at the time of the Change in Control); and


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         (c)  provide that, in the event such Participant is involuntarily terminated for any reason within two years following a Change in Control, any conditions on such Participant's rights under, or any restrictions on transfer or exercisability, including vesting, applicable to each such Alternative Option shall be waived or shall lapse, as the case may be.


                                  ARTICLE  IX
                          AMENDMENT, MODIFICATION AND
                            TERMINATION OF THE PLAN

     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option.


                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     10.1 Nontransferability of Awards. Except to the extent otherwise expressly provided under Section 2 and 3 of the Stockholders' Agreement, no options granted under the Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his life-time by such Participant only. Following a Participant's death, all rights with respect to Options that were exercisable at the time of such Participant's death and have not terminated shall be exercised by his designated Beneficiary or by his estate in accordance with, and subject to, the terms and conditions hereof and of the applicable Option Agreement.

     10.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when received by the Board and only if received during the Participant's lifetime.

     10.3 No Guarantee of Employment or Participation. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Participant shall have a right to be selected as a Participant or, having been so selected, to receive any Options.

     10.4 Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold, or to require such Participant to remit to the Company or such Subsidiary, subject to such other arrangements as the Board may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan or any share of Common Stock purchased upon the exercise of any such Option.

     10.5 Indemnification. Each person who is or shall have been a member of the Board or any committee of the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or

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in which he may be involved by reason of any action taken or failure to act under the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

     10.6 Requirements of Law. The granting of Options and the issuance of shares of Common Stock pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

     10.7 Freedom of Action. Subject to ARTICLE IX, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing the Company or any Subsidiary from taking any action that it deems appropriate or in its best interest.

     10.8 Term of Plan. The Plan shall be effective as of the Effective Date. The Plan shall thereafter continue in effect, unless sooner terminated pursuant to ARTICLE IX, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.

     10.9 No Voting Rights. No Participant holding any Options granted under the Plan shall have any right, in respect of such Options, to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued.

     10.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

     10.11 Rollover Options. Rollover Options will be subject to the terms and conditions set forth in the Plan other than Sections 6.1 through 6.4 and
Article VII. The Option Agreements with regard to these Rollover Options shall continue to govern the exercise price of these Options. Following any termination of a Participant's employment other than for Cause, any Rollover Options held by such Participant shall remain exercisable until May 6, 2007.


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